UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2010 (August 23, 2010)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2010, Coates International, Ltd. (“we,” “us,” “our,” the “Company” or “Coates”) entered into a securities purchase agreement (the “Purchase Agreement”) with Asher Enterprises, Inc., a Delaware corporation (the “Asher”), for the sale of an 8% convertible promissory note in the face amount of Seventy Eight Thousand Five Hundred ($78,500.00) Dollars (the “Note”).

The Note matures in May 2011 and provides for interest at the rate of eight (8%) percent per annum. The Note may be converted into unregistered shares of our common stock, par value $0.0001 per share, at the Conversion Price, as defined below, in whole, or in part, at any time beginning 180 days after the date of the Note, at the option of Asher (the “Common Stock”). The Conversion Price shall be equal to 61% multiplied by the market price equal to the average of the three (3) lowest closing bid prices of the Common Stock during the ten (10) trading day period prior to conversion. The Note also contains a prepayment option whereby the Company may make a payment to Asher equal to 150% of the then outstanding unpaid principal, interest and any other amounts that might be due for penalties or an event of a default under the Note during the 180-day period following the date of issuance of the Note upon three (3) trading days’ prior written notice to Asher.

The Company made the private placement of these securities in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Act”), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon any other exemption from the registration requirements of the Act, as applicable.

On August 23, 2010, we entered into an investment agreement (the “Investment Agreement”) with Dutchess Opportunity Fund, II, LP, a Delaware limited partnership (“Dutchess”). Pursuant to the terms of the Investment Agreement, Dutchess shall commit to purchase up to Ten Million ($10,000,000) Dollars of our Common Stock over the course of thirty-six (36) months.

On August 23, 2010, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Dutchess. Pursuant to the terms of the Registration Rights Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 17,000,000 shares of the Common Stock underlying the Investment Agreement within 30 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date and maintain the effectiveness of such registration statement until termination in accordance with this Agreement. We shall have an ongoing obligation to register additional shares of our Common Stock as necessary underlying the draw downs.

Copies of the Purchase Agreement, Note, Investment Agreement and Registration Rights Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, to this Form 8-K. The description of the transactions contemplated by these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement between the Company and Asher Enterprises, Inc.;
10.2	Convertible Promissory Note between the Company and Asher Enterprises, Inc.;
10.3	Investment Agreement between the Company and Dutchess Opportunity Fund, II, LP.;
10.4	Registration Rights Agreement between the Company and Dutchess Opportunity Fund, II, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

Dated: August 27, 2010

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